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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 2002 with respect to the consolidated financial statements and schedules of Scottish Annuity & Life Holdings, Ltd. (the Company), in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-83696) and related prospectus of the Company for registration of 5,000,000 shares of its common stock and to the use of our report dated February 26, 2002 with respect to the consolidated financial statements of World-Wide Holdings Limited.

/s/ Ernst & Young
Philadelphia, Pennsylvania
March 8, 2002